UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2233 Argentia Road, Suite 401
 Mississauga, Ontario, L5N 2X7, Canada
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (905) 821-9669

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKS	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b 2 of the Securities Exchange Act of 1934 (17 CFR §240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Subscription Agreement

On April 15, 2020 (the "Subscription Date"), SunOpta Inc. (the "Company") and its subsidiary, SunOpta Foods Inc. (the "Subsidiary"), entered into a subscription agreement (the "Subscription Agreement") with Oaktree Organics, L.P., Oaktree Huntington Investment Fund II, L.P. (together with Oaktree Organics L.P. and their affiliates, "Oaktree"), Engaged Capital, LLC, Engaged Capital Flagship Master Fund, LP and Engaged Capital Co-Invest IV-A, LP (together with Engaged Capital, LLC, Engaged Capital Flagship Master Fund, LP and their affiliates, "Engaged" and, together with Oaktree, the "Investors"). The Subscription Agreement contemplates the issuance by the Subsidiary of shares of exchangeable, voting Series B-1 Preferred Stock (the "Series B-1 Preferred Stock") and exchangeable, voting Series B-2 Preferred Stock (the "Series B-2 Preferred Stock" and, together with the Series B-1 Preferred Stock, the "Series B Preferred Stock").

Under the first tranche, the Subsidiary will issue 15,000 shares of Series B-1 Preferred Stock to each of Oaktree and Engaged for aggregate consideration of US$30 million and 30,000 shares total. The closing (the "Initial Closing") for the purchase and issuance of the Series B-1 Preferred Stock is expected to occur on April 24, 2020.

Under the second tranche, the Company will have the right, but not the obligation (the "Sale Option"), to require each of Oaktree and Engaged to purchase its proportionate share of up to 15,000 shares of Series B-2 Preferred Stock for aggregate consideration of up to US$30 million, and up to 30,000 shares total, by giving notice to the Investors on or before July 15, 2020 (the "Option Notice"). The closing (the "Subsequent Closing") for the purchase and issuance of the Series B-2 Preferred Stock would be expected to occur no later than 25 days following the Option Notice.

Proceeds from the Transaction will be used primarily to invest in the Company's plant-based foods and beverages business, principally to add capacity via capital projects and to provide incremental liquidity given the general economic uncertainty (provided that the Proceeds may not be used for any acquisition of the capital stock, assets or otherwise of another person that would be subject to Rule 5635(a)(2) of the Nasdaq Stock Market).

Oaktree and Engaged will be entitled to vote the Series B Preferred Stock with the common shares of the Company (the "Common Shares") on an as-exchanged basis, subject to the Oaktree Voting Cap and the Engaged Voting Cap (as defined below). As a result of the Oaktree Voting Cap and the Engaged Voting Cap, each of Oaktree and Engaged will only be able to vote its shares of Series B Preferred Stock, on an as-exchanged basis, to the extent that, when taken together with any other voting securities that such Investor controls, such votes do not exceed 19.99% of the votes eligible to be cast by all security holders of the Company. Each of Oaktree and Engaged will also be subject to the Beneficial Ownership Exchange Cap and the Rights Plan Exchange Cap (each as defined below). The Beneficial Ownership Exchange Cap and the Rights Plan Exchange Cap will limit the number of Common Shares issuable to each of Oaktree and Engaged on such Investor's exchange of its shares of Series B Preferred Stock to the extent such Investor's beneficial ownership following such exchange would exceed 19.99% of the Common Shares and voting securities, respectively, of the Company then outstanding. In addition, Oaktree and Engaged will agree to protective covenants relating to a change of control of the Company. The covenants will prohibit joint action between Oaktree and Engaged, and locking up (in the case of Engaged) or locking up or tendering (in the case of Oaktree) to a change of control transaction that has not been approved by a majority of the independent members of the Company's board of directors (the "Board"). In addition, Oaktree and Engaged will be prohibited from any disposition that results in the acquirer beneficially owning more than 19.99% of the Company's then-outstanding Common Shares, subject to specified exceptions.

Upon completion of the Initial Closing, Oaktree will beneficially own or control 8,092,699 Common Shares (approximately 9.17% of the outstanding Common Shares), 85,000 shares of Series A Preferred Stock (as defined below) (100% of the outstanding shares of Series A Preferred Stock) and 15,000 shares of Series B-1 Preferred Stock (50% of the outstanding shares of Series B-1 Preferred Stock). In the absence of the caps to which Oaktree is subject, the securities owned or controlled by Oaktree would represent approximately 23.3% of the votes eligible to be cast by the shareholders of the Company. However, as a result of such caps, Oaktree will own or control securities with 19.99% of the votes eligible to be cast by all security holders of the Company. In the absence of such caps, and assuming the exchange of the outstanding shares of Series A Preferred Stock for Common Shares and the exchange of the shares of Series B-1 Preferred Stock owned or controlled by Oaktree for Common Shares (but not the exchange of Series B-1 Preferred Stock owned or controlled by Engaged), Oaktree would own approximately 24.6% of the then-outstanding Common Shares. However, as a result of such caps, the aggregate number of Common Shares deliverable to Oaktree upon exchange of its shares of Series B Preferred Stock will be capped at that number of Common Shares that would result in Oaktree's beneficial ownership being limited to 19.99% of the Common Shares that would be outstanding immediately following such exchange.

Upon completion of the Initial Closing, Engaged will beneficially own or control 8,731,907 Common Shares (approximately 9.90% of the outstanding Common Shares) and 15,000 shares of Series B-1 Preferred Stock (50% of the outstanding shares of Series B-1 Preferred Stock), representing approximately 13.7% of the votes eligible to be cast by the shareholders of the Company. Assuming the exchange of the outstanding shares of Series B-1 Preferred Stock owned or controlled by Engaged for Common Shares (but not the exchange of the Series A Preferred Stock or the Series B-1 Preferred Stock owned or controlled by Oaktree), Engaged would own approximately 15.6% of the then-outstanding Common Shares. The foregoing ownership and control of Oaktree and Engaged assume the clearance of all PIFs (as defined below) with the Toronto Stock Exchange (the "TSX").

As part of the Transaction, each of Oaktree and Engaged will be entitled to participation rights with respect to future equity offerings of the Company in order to maintain its relative as-exchanged ownership interest. Oaktree will receive the right to approve certain actions proposed to be taken by the Company and its subsidiaries. Engaged will also be entitled to certain approval rights in the event that the Sale Option is exercised. The Company has committed to nominating a designee of Engaged to serve on the Board, subject to certain conditions. Oaktree will continue to have the right to nominate two director candidates to the Company's Board of nine directors. Dean Hollis and Albert D. Bolles, who have served on the Board since 2016, will be the Oaktree nominees.

In connection with the Subscription Agreement, on the date of the Initial Closing (the "Initial Closing Date"), the Company and the Subsidiary, as applicable, will enter into the Exchange and Support Agreement, the Oaktree Voting Trust Agreement, the Engaged Voting Trust Agreement, the Oaktree Investor Rights Agreement, the Engaged Investor Rights Agreement, the Observer Agreement, the Oaktree Confidentiality Agreement and the Engaged Confidentiality Agreement (each as defined below). The transactions contemplated in the Subscription Agreement, the Exchange and Support Agreement, the Oaktree Voting Trust Agreement, the Engaged Voting Trust Agreement, the Oaktree Investor Rights Agreement, the Engaged Investor Rights Agreement, the Observer Agreement, the Oaktree Confidentiality Agreement and the Engaged Confidentiality Agreement are collectively referred to hereafter as the "Transaction".

In addition to the general terms of the Subscription Agreement discussed above, the Subscription Agreement contains customary representations, warranties and covenants of the Company, the Subsidiary and the Investors, and the parties have agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants.

This summary description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement filed with this report as Exhibit 10.1 and incorporated herein by reference. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Subscription Agreement were made only for purposes of the Subscription Agreement and as of specified dates, were solely for the benefit of the parties to the Subscription Agreement, and are subject to qualifications and limitations agreed upon by the parties to the Subscription Agreement. Moreover, certain representations and warranties in the Subscription Agreement have been made for the purposes of allocating risk between the parties to the Subscription Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Subscription Agreement may not constitute the actual state of facts about the Company, the Subsidiary or the Investors. The representations and warranties set forth in the Subscription Agreement may also be subject to a contractual standard of materiality different from that generally applicable under securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, the Subsidiary or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Series B Preferred Stock

In connection with the Initial Closing of the Subscription Agreement, the Subsidiary will execute and file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation to, among other things, authorize and establish the rights and preferences of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.  The Series B-1 Preferred Stock and the Series B-2 Preferred Stock are new series of securities that rank senior to the common stock and any other shares of stock junior to the Series B Preferred Stock in the capital of the Subsidiary with respect to distribution rights and rights upon liquidation. The Subsidiary previously issued 85,000 shares of voting, exchangeable Series A Preferred Stock (the "Series A Preferred Stock"), which rank on par with the Series B Preferred Stock.

The holders of Series B Preferred Stock will be entitled to receive quarterly distributions ("Dividends") on each share of Series B Preferred Stock.  The annualized rate of the Dividends will be 8.0% prior to the date that is the first day following the end of the Company's third fiscal quarter in 2029 (the "Dividend Change Date"), and 10% thereafter, in each case of US$1,000 per share (the "Liquidation Preference"), subject to certain adjustments. With respect to any Dividends declared in respect of any fiscal quarter ending prior to the Dividend Change Date, the Subsidiary may pay Dividends in cash or elect, in lieu of paying cash, to add the amount that would have been paid to the Liquidation Preference.  On the occurrence of certain events of noncompliance (an "Event of Noncompliance"), following a 30-day cure period, the rate of Dividends payable will increase by 1.0% quarterly, subject to a maximum increase of 5.0%.  The failure to pay Dividends in cash for any quarter ending after the Dividend Change Date will be an Event of Noncompliance.

Series B-1 Preferred Stock

At any time, a holder of Series B-1 Preferred Stock may exchange its shares of Series B-1 Preferred Stock, in whole or in part, for a number of Common Shares equal to, per share of Series B-1 Preferred Stock, the quotient of the Liquidation Preference divided by US$2.50 (such price, the "Series B-1 Exchange Price" and such quotient, the "Series B-1 Exchange Rate").  The Series B-1 Exchange Price is subject to customary anti-dilution adjustments, including weighted-average adjustment for issuances of Common Shares below the Series B-1 Exchange Price, provided that the Series B-1 Exchange Price may not be lower than US$2.00 (subject to adjustment in certain circumstances).

The Subsidiary may cause the holders of the Series B-1 Preferred Stock to exchange all of their shares of Series B-1 Preferred Stock into a number of Common Shares equal to the number of shares of Series B-1 Preferred Stock outstanding multiplied by the Series B-1 Exchange Rate if (i) fewer than 10% of the shares of Series B-1 Preferred Stock issued on the Initial Closing Date remain outstanding, or (ii) on or after the third anniversary of the Initial Closing Date, the volume-weighted average price ("VWAP") of the Common Shares during the then-preceding 20 consecutive trading day period is greater than 200% of the Series B-1 Exchange Price then in effect. Common Shares delivered on an exchange caused by the Subsidiary must be freely tradable by the holders of Series B-1 Preferred Stock under applicable securities laws.

At any time on or after the fifth anniversary of the Initial Closing Date, the Subsidiary may redeem all of the Series B-1 Preferred Stock for an amount per share equal to the Liquidation Preference of the Series B-1 Preferred Stock, plus accrued and unpaid Dividends.

Upon certain events involving a change of control of the Company, the Subsidiary must use reasonable efforts to provide the holders of the Series B-1 Preferred Stock with the option to exchange shares of the Series B-1 Preferred Stock for a security in the surviving or successor entity that has the same rights, preferences and privileges as the Series B-1 Preferred Stock as adjusted for the change of control.  The Subsidiary will also offer to redeem the Series B-1 Preferred Stock at an amount per share equal to the greater of (i) the Liquidation Preference plus an amount equal to the value of incremental Dividends through to the fifth anniversary of the Initial Closing Date, and (ii) the amount payable per Common Share in such change of control multiplied by the Series B-1 Exchange Rate. Such offer to redeem by the Subsidiary will be made at an amount per share equal to the Liquidation Preference if the aggregate number of Common Shares delivered in exchange for outstanding shares of Series B-1 Preferred Stock exceeds the number that is 19.99% of the outstanding Common Shares on the day preceding the Initial Closing Date (such number, "Initial Closing Date Shares"). If, following an offer by the Subsidiary on a change of control, any shares of Series B-1 Preferred Stock are redeemed at a per share price above the Liquidation Preference, the number of shares of Series B-1 Preferred Stock that may thereafter be exchanged for Common Shares must not exceed the Initial Closing Date Shares less the number of Common Shares into which shares of Series B-1 Preferred Stock have previously been exchanged (the "Series B-1 Post CoC Exchange Cap").

So long as any shares of Series B-1 Preferred Stock are outstanding, the affirmative vote or consent of the holders of at least a majority of the outstanding Series B-1 Preferred Stock, voting together as a separate class, will be necessary for effecting or validating: (i) any issuance, authorization or creation of, or any increase in the issued or authorized amount of, stock on parity or senior to the Series B-1 Preferred Stock, including the issuance of any Series B-2 Preferred Stock other than pursuant to the terms of the Subscription Agreement, (ii) any increase in the issued or authorized amount of Series B-1 Preferred Stock, (iii) any exchange, reclassification or cancellation of the Series B-1 Preferred Stock, except as provided in the certificate of incorporation of the Subsidiary, and (iv) any amendment, modification or alteration of, or supplement to, the certificate of incorporation of the Subsidiary that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B-1 Preferred Stock or any holder.

Series B-2 Preferred Stock

At any time, a holder of Series B-2 Preferred Stock may exchange its shares of Series B-2 Preferred Stock, in whole or in part, for a number of Common Shares equal to, per share of Series B-2 Preferred Stock, the quotient of the Liquidation Preference divided by the exchange price for the Series B-2 Preferred Stock (such price, the "Series B-2 Exchange Price" and such quotient, the "Series B-2 Exchange Rate"). The Series B-2 Exchange Price will initially be that amount which is equal to a 30% premium to the 15-day VWAP of the Common Shares on Nasdaq determined as at the date of the Option Notice, provided that the Series B-2 Exchange Price cannot be less than US$2.00 or greater than US$3.50 per underlying Common Share.  The Series B-2 Exchange Price is subject to customary anti-dilution adjustments, including weighted-average adjustment for issuances of Common Shares below the Series B-2 Exchange Price, provided that the Series B-2 Exchange Price may not be lower than US$2.00 (subject to adjustment in certain circumstances).

The Subsidiary may cause the holders of Series B-2 Preferred Stock to exchange all of their shares of Series B-2 Preferred Stock into a number of Common Shares equal to the number of shares of Series B-2 Preferred Stock outstanding multiplied by the Series B-2 Exchange Rate if (i) fewer than 10% of the shares of Series B-2 Preferred Stock issued on the date of the Subsequent Closing (the "Subsequent Closing Date") remain outstanding, or (ii) on or after the third anniversary of the Subsequent Closing Date, the VWAP of the Common Shares during the then-preceding 20 consecutive trading day period is greater than 200% of the Series B-2 Exchange Price then in effect.  Common Shares delivered on an exchange caused by the Subsidiary must be freely tradable by the holders of the Series B-2 Preferred Stock under applicable securities laws.

At any time on or after the fifth anniversary of the Subsequent Closing Date, the Subsidiary may redeem all of the Series B-2 Preferred Stock for an amount per share equal to the Liquidation Preference of the Series B-2 Preferred Stock, plus accrued and unpaid Dividends.

Upon certain events involving a change of control of the Company, the Subsidiary must use reasonable efforts to provide the holders of the Series B-2 Preferred Stock with the option to exchange shares of the Series B-2 Preferred Stock for a security in the surviving or successor entity that has the same rights, preferences and privileges as the Series B-2 Preferred Stock as adjusted for the change of control.  The Subsidiary will also offer to redeem the Series B-2 Preferred Stock at an amount per share equal to the greater of (i) the Liquidation Preference plus an amount equal to the value of incremental Dividends through to the fifth anniversary of the Subsequent Closing Date, and (ii) the amount payable per Common Share in such change of control multiplied by the Series B-2 Exchange Rate.  Such offer to redeem by the Subsidiary will be made at an amount per share equal to the Liquidation Preference if the aggregate number of Common Shares delivered in exchange for outstanding shares of Series B-2 Preferred Stock exceeds the number that is 19.99% of the outstanding Common Shares on the day preceding the Subsequent Closing Date (such number, "Subsequent Closing Date Shares").  If, following an offer by the Subsidiary on a change of control, any shares of Series B-2 Preferred Stock are redeemed at a per share price above the Liquidation Preference, the number of shares of Series B-2 Preferred Stock that may thereafter be exchanged for Common Shares must not exceed the Subsequent Closing Date Shares less the number of Common Shares into which shares of Series B-2 Preferred Stock have previously been exchanged (the "Series B-2 Post CoC Exchange Cap" and, together with the Series B-1 Post CoC Exchange Cap, the "Post CoC Exchange Cap").

So long as any shares of Series B-2 Preferred Stock are outstanding, the affirmative vote or consent of the holders of at least a majority of the outstanding Series B-2 Preferred Stock, voting together as a separate class, will be necessary for effecting or validating: (i) any issuance, authorization or creation of, or any increase in the issued or authorized amount of, stock on parity or senior to the Series B-2 Preferred Stock, (ii) any increase in the issued or authorized amount of Series B-2 Preferred Stock, (iii) any exchange, reclassification or cancellation of the Series B-2 Preferred Stock, except as provided in the certificate of incorporation of the Subsidiary, and (iv) any amendment, modification or alteration of, or supplement to, the certificate of incorporation of the Subsidiary that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B-2 Preferred Stock or any holder.

Exchange Caps

At any time, if a holder of Series B Preferred Stock elects to exchange, or the Subsidiary causes an exchange of Series B Preferred Stock, the number of Common Shares delivered to each applicable holder may not cause such holder's beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) to exceed 19.99% of the Common Shares that would be outstanding immediately following such exchange (the "Beneficial Ownership Exchange Cap"). The Beneficial Ownership Exchange Cap is permanent and the Company is not required, and does not intend, to seek a waiver of the Beneficial Ownership Exchange Cap from the disinterested shareholders of the Company.

In addition, the number of Common Shares delivered to each holder may not cause such holder's beneficial ownership (as defined in the Company's shareholder rights plan (the "Shareholder Rights Plan")) to exceed 19.99% of the Common Shares and other voting shares of the Company that would be outstanding immediately following such exchange by such holder (the "Rights Plan Exchange Cap"). The Company is not required, and does not intend, to seek a waiver of the Rights Plan Exchange Cap from the disinterested shareholders of the Company.

Further, until such time as all personal information forms ("PIFs") filed by Engaged with the TSX in connection with the Transaction have been cleared by the TSX, Engaged may not exchange any shares of Series B Preferred Stock for Common Shares or have issued to it the Special Voting Shares (as defined below). The Company expects that such PIFs will be cleared on or around the Initial Closing Date.

This summary description of the terms of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Certificate of Incorporation of the Subsidiary which will be filed with as an exhibit to a Current Report on Form 8-K following the Initial Closing Date.

Exchange and Support Agreement

The Company, the Subsidiary and the Investors will, on the Initial Closing Date, enter into an exchange and support agreement (the "Exchange and Support Agreement"), providing for, among other things, the grant by the Company to each holder of Series B Preferred Stock, from time to time, of the right to exchange Series B-1 Preferred Stock and Series B-2 Preferred Stock with the Company for Common Shares.

This summary description of the Exchange and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange and Support Agreement which will be filed as an exhibit to a Current Report on Form 8-K following the Initial Closing Date.

Special Voting Shares and Voting Trust Agreements

On the Initial Closing Date, the Company will file Articles of Amendment to designate a series of special shares as special shares, series 2 (the "Special Voting Shares"). The Special Voting Shares have a nominal liquidation preference of US$0.00001 per share and serve as the mechanism for attaching exchanged voting to the Series B Preferred Stock. The Special Voting Shares will entitle the holder thereof to one vote per Special Voting Share on all matters submitted to a vote of the holders of Common Shares, voting together as a single class, subject to certain exceptions. The Special Voting Shares are not transferrable and the voting rights associated with the Special Voting Shares will terminate upon the transfer of the shares of Series B Preferred Stock to a third party, other than an affiliate of Oaktree or Engaged, as applicable. In the event the Company elects to pay a Dividend by adding the amount payable to the Liquidation Preference, rather than paying such amount in cash, Special Voting Shares will be issued only if additional Common Shares are exchangeable as a consequence of such increased Liquidation Preference, having regard to the Beneficial Ownership Exchange Cap, the Rights Plan Exchange Cap and the Post CoC Exchange Cap. If no new Common Shares are exchangeable, then no additional Special Voting Shares are issuable.

A copy of the Articles of Amendment will be filed on a Current Report on Form 8-K following the Initial Closing Date.

On the Initial Closing Date, up to 6,000,000 Special Voting Shares, subject to certain restrictions that are set out below, will be issued to and deposited with a trustee (which may be an affiliate of Oaktree) (the "Oaktree Trustee"), as trustee for and on behalf of Oaktree pursuant to a voting trust agreement (the "Oaktree Voting Trust Agreement") between the Company, the Subsidiary, Oaktree and the Oaktree Trustee dated as of the Initial Closing Date. Pursuant to the Oaktree Voting Trust Agreement, additional Special Voting Shares will be issued, or existing Special Voting Shares shall be redeemed, as necessary to ensure that the aggregate number of Special Voting Shares held by the Oaktree Trustee is equal to the number of Common Shares issuable to Oaktree on the exchange of all of the shares of Series B Preferred Stock held by it, subject to certain restrictions. In addition, immediately upon the issuance of any Series B-2 Preferred Stock to Oaktree on the Subsequent Closing Date, if any, the Company will issue and deposit with the Oaktree Trustee additional Special Voting Shares equal to the number of Common Shares for which such Series B-2 Preferred Stock is exchangeable.

The number of votes exercised by the Oaktree Trustee on behalf of Oaktree will be limited such that:

(a) such votes will not cause the aggregate number of votes exercisable by Oaktree in respect of all voting securities controlled by it to exceed 19.99% of the votes eligible to be cast by all security holders of the Company as at such time (the "Oaktree Voting Cap"); and

(b) such votes will not exceed the number of Common Shares that Oaktree is entitled to receive upon exchange of its shares of Series B Preferred Stock as restricted by the Beneficial Ownership Exchange Cap, the Post CoC Exchange Cap and the Rights Plan Exchange Cap.

The Oaktree Voting Cap is permanent and the Company is not required, and does not intend, to seek a waiver of the Oaktree Voting Cap from the disinterested shareholders of the Company.

On the Initial Closing Date, 6,000,000 Special Voting Shares will be issued to and deposited with a trustee (who may be an affiliate of Engaged) (the "Engaged Trustee"), as trustee for, and on behalf of, Engaged pursuant to a voting trust agreement (the "Engaged Voting Trust Agreement") between the Company, the Subsidiary, Engaged and the Engaged Trustee dated as of the Initial Closing Date. Pursuant to the Engaged Voting Trust Agreement, additional Special Voting Shares will be issued, or existing Special Voting Shares shall be redeemed, as necessary to ensure that the aggregate number of Special Voting Shares held by the Engaged Trustee is equal to the number of Common Shares issuable to Engaged on the exchange of all of the shares of Series B Preferred Stock held by it, subject to certain restrictions. In addition, immediately upon the issuance of any Series B-2 Preferred Stock to Engaged on the Subsequent Closing Date, if any, the Company will issue and deposit with the Engaged Trustee additional Special Voting Shares equal to the number of Common Shares for which such Series B-2 Preferred Stock is exchangeable.

The number of votes exercised by the Engaged Trustee on behalf of Engaged will be limited such that:

(a) such votes will not cause the aggregate number of votes exercisable by Engaged in respect of all voting securities controlled by it to exceed 19.99% of the votes eligible to be cast by all security holders of the Company as at such time (the "Engaged Voting Cap"); and

(b) such votes will not exceed the number of Common Shares that Engaged is entitled to receive upon exchange of its shares of Series B Preferred Stock as restricted by the Beneficial Ownership Exchange Cap, the Post CoC Exchange Cap and the Rights Plan Exchange Cap.

The Engaged Voting Cap is permanent and the Company is not required, and does not intend, to seek a waiver of the Engaged Voting Cap from the disinterested shareholders of the Company.

This summary description of the Oaktree Voting Trust Agreement and Engaged Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the Oaktree Voting Trust Agreement and the Engaged Voting Trust Agreement, both of which will be filed as exhibits to a Current Report on Form 8-K following the Initial Closing Date.

Investor Rights Agreements

Oaktree Investor Rights Agreement

On the Initial Closing Date, the Company, the Subsidiary and Oaktree will enter into an amended and restated investor rights agreement (the "Oaktree Investor Rights Agreement") providing for certain additional rights and obligations of Oaktree. Such rights are substantially similar to Oaktree's rights under the investor rights agreement entered into in connection with the issuance of the Series A Preferred Stock on October 7, 2016.

Pursuant to the Oaktree Investor Rights Agreement, for so long as Oaktree beneficially owns or controls at least 50% of the shares of Series A Preferred Stock and Series B Preferred Stock issued to it, including any corresponding Common Shares into which such shares of Series A Preferred Stock and Series B Preferred Stock are exchanged, Oaktree will be entitled to:

(a) participation rights with respect to future equity offerings of the Company in order to maintain its relative as-exchanged ownership interest; and

(b) the right to approve certain actions proposed to be taken by the Company and its subsidiaries, as more particularly set out in the Oaktree Investor Rights Agreement.

Oaktree will be entitled to designate two nominees (each an "Oaktree Nominee") for election to the Board for so long as Oaktree beneficially owns at least 11.1% of the outstanding Common Shares on an as-exchanged basis, determined based on its ownership of Series A Preferred Stock and Series B Preferred Stock, any Common Shares issued on exchange of the Series A Preferred Stock or Series B Preferred Stock or acquired on the exercise of pre-emptive rights, and Common Shares that may be purchased by Oaktree in the open market on or prior to the date that is 12 months from the Initial Closing Date pursuant to a right to do so under the Oaktree Investor Rights Agreement (the "Oaktree Additional Market Shares"), as previously authorized by the Board (collectively, the "As-Exchanged Ownership of Oaktree"). If the As-Exchanged Ownership of Oaktree is less than 11.1% but more than 5%, Oaktree shall be entitled to designate one Oaktree Nominee. Each Oaktree Nominee must be an individual acceptable to the Company, acting reasonably, and eligible to serve as a director of the Company pursuant to applicable law. In the event that an Oaktree Nominee ceases to serve as a director for any reason, Oaktree will have the right to designate a replacement nominee, provided that Oaktree remains eligible to designate a nominee and the individual is acceptable to the Company, acting reasonably, and eligible to serve as a director of the Company pursuant to applicable law.  In addition, for so long as the As-Exchanged Ownership of Oaktree is at least 5%, Oaktree will have the right to designate one individual (and one alternate) to attend meetings of the Board as a non-voting observer (the "Observer").

The initial Oaktree Nominees will be Dean Hollis and Albert D. Bolles, who were appointed as directors of the Company on October 7, 2016, and have served continuously since that time. The initial Observer will be Zachary Serebrenik, who was designated as the Observer on October 7, 2016, and has held that position continuously since that time.

Oaktree will also be granted certain registration rights relating to the registered resale of Common Shares issuable or deliverable upon exchange of the Series A Preferred Stock, Series B Preferred Stock and the Oaktree Additional Market Shares ("Oaktree Registrable Shares"). The Company is required to file a registration statement or prospectus, as applicable, covering Oaktree Registrable Shares that Oaktree requests to be registered from time to time, but not more than twice in any 12-month period and subject to certain additional conditions set out in the Oaktree Investor Rights Agreement. In certain circumstances, Oaktree will have piggyback registration rights on offerings initiated by the Company. The demand registration and piggyback rights granted to Oaktree pursuant to the Oaktree Investor Rights Agreement terminate on the first day following the date on which the As-Exchanged Ownership of Oaktree is less than 5% of the Common Shares.

Pursuant to the Oaktree Investor Rights Agreement, Oaktree has agreed to a standstill (the "Oaktree Standstill"), which, among other things, restricts Oaktree from taking certain actions with respect to the Company, including the solicitation of proxies and the acquisition of additional securities of the Company (other the Oaktree Additional Market Shares), subject to certain exceptions. Such exceptions, which are subject to complying with the Shareholder Rights Plan, include, among others, an exception that permits Oaktree, pursuant to an agreement with the Company and with the consent of the Board, to acquire Common Shares pursuant to a formal tender offer or take-over bid, which when aggregated with the existing Common Shares beneficially owned or controlled by Oaktree, on an as-exchanged basis, does not exceed 27% of the outstanding Common Shares, on an as-exchanged basis. The Oaktree Standstill continues until the latest to occur of (i) the date that is 24 months after the date on which the Oaktree Investor Rights Agreement is entered into, and (ii) the date that is six months following the later of (a) the date on which no Oaktree Nominee serves on the Board, and (b) the date on which the board nomination rights, observer rights and the approval rights granted to Oaktree referred to above are terminated.

Oaktree will also agree to a lock-up that prohibits it from selling Series B Preferred Stock or Common Shares issuable upon exchange of the Series B Preferred Stock prior to the date that is 18 months from the date of the Oaktree Investor Rights Agreement, subject to certain exceptions.

Oaktree will also agree to certain covenants, including (i) a covenant restricting Oaktree, together with Engaged, from acting jointly or in concert or as part of a group in relation to a change of control transaction or the voting or acquisition of securities of the Company or its subsidiaries, subject to certain exceptions, (ii) a covenant restricting Oaktree from locking up or tendering to any change of control transaction that is not supported by a majority of the independent members of the Board for so long as its beneficial ownership is not less than 5% of the outstanding Common Shares, on an as-exchanged basis, and (iii) in the event the Company's shareholder rights plan is not renewed, a covenant not to dispose of securities of the Company to a third party so as to result in such third party beneficially owning greater than 19.99% of the outstanding Common Shares, other than in connection with a Board-approved change of control transaction.

In connection with the designation of the Observer pursuant to the Oaktree Investor Rights Agreement, the Company will also enter into an amended and restated observer governance and confidentiality agreement (the "Observer Agreement") with the Observer providing for certain rights and obligations of the Observer as a non-voting observer of the Board.

This summary description of the Oaktree Investor Rights Agreement and the Observer Agreement does not purport to be complete and is qualified in its entirety by reference to the Oaktree Investor Rights Agreement and the Observer Agreement, both of which will be filed as exhibits to a Current Report on Form 8-K following the Initial Closing Date.

Engaged Investor Rights Agreement

On the Initial Closing Date, the Company, the Subsidiary and Engaged will enter into an investor rights agreement (the "Engaged Investor Rights Agreement") providing for certain rights and obligations of Engaged.

Pursuant to the Engaged Investor Rights Agreement, for so long as Engaged beneficially owns or controls at least 50% of the Series B Preferred Stock issued to it, including any corresponding Common Shares into which such Series B Preferred Stock are exchanged, and with respect to paragraph (b) below, provided that the events prohibited under the Engaged Standstill (defined below) have not occurred, subject to certain exceptions, Engaged will be entitled to:

(a) participation rights with respect to future equity offerings of the Company in order to maintain its relative as-exchanged ownership interest; and

(b) in the event the Sale Option is exercised by the Company, the right to approve certain actions proposed to be taken by the Company and its subsidiaries, as more particularly set out in the Engaged Investor Rights Agreement.

Engaged will be entitled to designate one nominee (the "Engaged Nominee") for election to the Board for so long as Engaged beneficially owns or controls at least 5% of the outstanding Common Shares on an as-exchanged basis, determined based on its ownership of Series B Preferred Stock and any Common Shares issued on exchange of the Series B Preferred Stock or acquired on the exercise of its pre-emptive rights (collectively, the "As-Exchanged Ownership of Engaged"). The Engaged Nominee must be an individual acceptable to the Company, acting reasonably, and eligible to serve as a director of the Company pursuant to applicable law. In the event that the Engaged Nominee ceases to serve as a director for any reason, Engaged will have the right to designate a replacement nominee, provided that Engaged remains eligible to designate a nominee and the individual is acceptable to the Company, acting reasonably, and eligible to serve as a director of the Company pursuant to applicable law. Upon the expiry of the Engaged Standstill, Engaged's right to nominate the Engaged Nominee will terminate. However, so long as the Engaged Nominee is at such time independent of Engaged, the Company has stated its intention to nominate the Engaged Nominee for election to the Board at the next annual general meeting, provided, the Company will reserve the right, acting in good faith, not to nominate such Engaged Nominee, depending on the circumstances at the time.

Engaged will also be granted certain registration rights relating to the registered resale of Common Shares issuable or deliverable upon exchange of the Series B Preferred Stock and the Engaged Additional Market Shares (as defined below) ("Engaged Registrable Shares"). The Company is required to file a registration statement or prospectus, as applicable, covering Engaged Registrable Shares that Engaged requests to be registered from time to time, but not more than once in any 12-month period and subject to certain additional conditions set out in the Engaged Investor Rights Agreement. In certain circumstances, Engaged will have piggyback registration rights on offerings initiated by the Company. The registration rights granted to Engaged pursuant to the Engaged Investor Rights Agreement terminate on the first day following the date on which the As-Exchanged Ownership of Engaged is less than 5%.

Pursuant to the Engaged Investor Rights Agreement, Engaged has agreed to a standstill, which, among other things, restricts Engaged from taking certain actions with respect to the Company, including the solicitation of proxies and the acquisition of additional securities of the Company (the "Engaged Standstill"), subject to certain exceptions.  Such exceptions, which are subject to complying with the Shareholder Rights Plan, include, among others, an exception that permits Engaged to tender its Common Shares to a formal take-over bid or to acquire up to 1,000,000 Common Shares in the open market prior to the first anniversary of the Initial Closing Date (the "Engaged Additional Market Shares"). The Engaged Standstill continues until the earlier to occur of: (i) the date that is 30 days prior to the Company's advance notice deadline for shareholder nominations of directors for the Company's 2021 annual meeting of shareholders, and (ii) the date that is 60 days prior to the first anniversary of the Company's 2020 annual meeting of shareholders (the "Engaged Standstill Period"). Engaged may, not later than 30 days prior to the expiration of the Engaged Standstill Period (the "Continuation Deadline"), provide written notice to the Company of its determination to continue the Engaged Standstill Period for an additional period as described above, except that the dates of the annual meetings referenced above will, in each case, refer to the next annual meeting of the Company (the "Continuation Right"). Engaged will permanently lose its Continuation Right if it does not exercise it prior to the applicable Continuation Deadline.

Engaged has also agreed to a lock-up that prohibits it from selling Series B Preferred Stock or Common Shares issuable upon exchange of the Series B Preferred Stock prior to the date that is 18 months from the date of the Engaged Investor Rights Agreement, subject to certain exceptions.

Engaged has also agreed to certain covenants, including (i) a covenant restricting Engaged, together with Oaktree, from acting jointly or in concert or as part of a group in relation to a change of control transaction or the voting or acquisition of securities of the Company or its subsidiaries (other than a group consisting solely of Engaged and its affiliates), subject to certain exceptions, (ii) a covenant restricting Engaged from locking up to any change of control transaction that is not supported by a majority of the independent members of the Board for so long as its beneficial ownership is not less than 5% of the outstanding Common Shares, on an as-exchanged basis, and (iii) in the event the Company's shareholder rights plan is not renewed, a covenant not to dispose of securities of the Company to a third party so as to result in such third party beneficially owning greater than 19.99% of the outstanding Common Shares, other than in connection with a change of control transaction.

This summary description of the Engaged Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Engaged Investor Rights Agreement to be filed as an exhibit to a Current Report on Form 8-K following the Initial Closing Date.

Confidentiality Agreements

On the Initial Closing Date, the Company will enter into a confidentiality agreement with each of Oaktree and each Oaktree Nominee (the "Oaktree Confidentiality Agreement") and Engaged and the Engaged Nominee (the "Engaged Confidentiality Agreement"), pursuant to which the Oaktree Nominees and the Engaged Nominee shall agree to keep confidential any confidential information they may receive in their capacity as directors of the Company. The Oaktree Nominees will be permitted to disclose confidential information to Oaktree, and the Engaged Nominee will be permitted to disclose confidential information to Engaged, subject to certain exceptions and solely for the purpose of allowing Oaktree or Engaged, as the case may be, to advise the Oaktree Nominees or the Engaged Nominee, as the case may be, in their capacity as directors of the Company for the purpose of advancing the best interests of the Company and for no other purpose. Both the Oaktree Confidentiality Agreement and the Engaged Confidentiality Agreement terminate on the first date on which the applicable Investor's nominees are not directors of the Company.

Amendments to the Second Lien Indenture

In connection with the Transaction, the Company, the Subsidiary and the other guarantors party to the second lien indenture (the "Indenture") in respect of the senior secured second lien notes issued by the Subsidiary (the "2L Notes") expect to enter into a supplemental indenture with the trustee under the Indenture, which supplemental indenture has received the consent of the holders of a sufficient principal amount of the 2L Notes. The supplemental indenture will amend certain provisions of the Indenture in connection with the issuance of the Series B Preferred Stock and the payment of dividends by the Subsidiary.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures set forth in Item 1.01 of this report are incorporated herein by reference. The sale and issuance to the Investors of the Series B Preferred Stock by the Subsidiary and the Special Voting Shares by the Company, and the issuance of Common Shares by the Company upon the exchange of the Series B Preferred Stock, have been determined to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosures set forth in Item 1.01 of this report under the heading "Special Voting Shares and Voting Trust Agreements" are incorporated herein by reference.

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR END.

The disclosures set forth in Item 1.01 of this report under the heading "Special Voting Shares and Voting Trust Agreements" are incorporated herein by reference.

ITEM 7.01  REGULATION FD DISCLOSURE

On April 16, 2020, the Company issued a press release announcing the transactions described in this report. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in Item 7.01 of this Current Report on Form 8-K, including exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Scott Huckins
Scott Huckins Chief Financial Officer

Date	April 20, 2020

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Agreement, dated April 15, 2020, between SunOpta Inc., SunOpta Foods Inc., Oaktree Organics, L.P., Oaktree Huntington Investment Fund II, L.P., Engaged Capital, LLC, Engaged Capital Flagship Master Fund, LP and Engaged Capital Co-Invest IV-A, LP.
99.1	Press Release dated April 16, 2020.